PRICING SUPPLEMENT NO. 48                                         Rule 424(b)(3)
DATED: January 26, 1999                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $15,000,000  Floating Rate Notes [_]    Book Entry Notes [x]
Original Issue Date: 2/19/99   Fixed Rate Notes [x]       Certificated Notes [_]
Maturity Date: 2/19/2014       CUSIP#: 073928 GV 9
Option to Extend Maturity:     No  [x]
                               Yes [_]   Final Maturity Date:

                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)
*                        N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  6.50%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

----------------------------------

* Commencing February 19, 2001 and on monthly dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.



NYFS04...:\25\22625\0122\2041\SUP1289M.020

**    Monthly on the 19th, commencing 3/19/99.



The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.